AMENDMENT NO. 1 TO
                           REGENCY REALTY CORPORATION
                           1993 LONG TERM OMNIBUS PLAN

         WHEREAS, Regency Realty Corporation ("Regency") has entered into an Agreement and Plan of Merger dated September 23, 1998 (as it may be amended, the "Merger Agreement") with Pacific Retail Trust ("PRT"), pursuant to which PRT will be merged into Regency, and

         WHEREAS, pursuant to the Merger Agreement, Regency has agreed (a) to provide PRT officers and employees and continuing non-employee directors who hold PRT options and become Regency officers or employees or non-employee directors with substitute options and (b) to grant substitute options in lieu of severance compensation to three departing PRT executives even though they will not be employed by Regency after the merger, and

         WHEREAS,   in  order  to  satisfy  its  obligations  under  the  Merger
Agreement, the Board of Directors hereby amends the 1993 Long Term Omnibus Plan (the "Plan") as set forth herein pursuant to Section 13.1 of the Plan, and

         WHEREAS, capitalized terms used and not defined herein have the meanings assigned thereto in the Plan.

         (1) Section 2.10 is hereby amended and restated in its entirety as follows (added language is underscored):

                           2.10 Key  Employee  means  any  officer  or other key
                  employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate as determined by the Committee. For purposes of the grant of substitute options pursuant to the Agreement and Plan of Merger dated September 23, 1998 between the Company and Pacific Retail Trust (as it may be amended, the "Merger Agreement"), each of Dennis H. Alberts, Jane E. Mody and Joshua M. Brown shall be deemed to be a Key Employee even though such person is not a Key Employee of the Company or of any Affiliate Agreement.

         (2) The introductory paragraph of Section 6.1 is hereby amended and restated in its entirety as follows (added language is underscored):

                           6.1 Grant of Option. The Committee is hereby authorized to grant Options to Key Employee Participants as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Non-Employee Directors shall not be eligible to be grant Options under this Article. Notwithstanding the foregoing, Non-Employee Directors who

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004.132687.1
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                  (a) were directors of Pacific Retail Trust  immediately  prior to the effective time of the merger of Pacific Retail Trust into the Company, (b) hold unexercised options under the Pacific Retail Trust 1996 Share Incentive Plan, and (c) become non-employee directors of the Company, shall be eligible to receive substitute options pursuant to and on the terms set forth in the Merger Agreement.

         (3) Section 4.1 is hereby amended and restated in its entirety as follows (added language is underscored):

                           4.1 Number of Shares Available. The maximum number of
                  Shares which may be issued under the Plan and as to which Awards may be granted is 6 percent of the Shares issued and outstanding on the Registration Date, plus 6 percent of any Shares issued pursuant to the exercise by the underwriters of an over-allotment option described in the Registration Statement, increased on December 31 of each year by the sum of
                  (i) 6 percent of any increase in the number of Shares outstanding for such year as a result of any subsequent public offering of Shares, and (ii) 2 percent of the number of Shares outstanding on such December 31 prior to the application of this formula. In no event, however, except as subject to adjustment as provided hereunder, shall more than the lesser of (i) 12 percent of all Shares outstanding on December 31 of the immediately preceding year, or (ii) 3 million Shares be cumulatively available for issuance under the Plan. In addition to the number of Shares available under the Plan pursuant to the foregoing, there may be issued under the Plan an additional 2,520,000 Shares (the number of shares originally authorized under Pacific Retail Trust's long-term incentive plan multiplied by 0.48). Shares available for Awards which are not awarded in one particular year may be awarded in subsequent years. Any and all Shares may be issued in respect of any of the types of Awards. The Shares to be offered under the Plan may be authorized and unissued Shares or treasury Shares. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

         (4) In the event that the Merger Agreement shall be terminated prior to any merger, or in the event that this Amendment No. 1 shall not be approved by shareholders of the Company within one year after the date of adoption hereof, this Amendment No. 1 shall be null and void. This Amendment No. 1 shall take effect simultaneously with the effectiveness of the merger contemplated by the Merger Agreement.